EXHIBIT 10.3

TALEO CORPORATION

2009 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2009 Equity Incentive Plan shall have the same defined meanings in this Stock Option Agreement (the “Agreement”).

I. NOTICE OF STOCK OPTION GRANT

[Optionee’s Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share                                               $

Total Number of Shares Granted

Total Exercise Price                                                      $

Type of Option:                                                      ___ Incentive Stock Option

  ___Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

[25% of the Shares subject to the Option shall vest twelve (12) months after the Vesting Commencement Date, and 1/48th of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to the Optionee continuing to be a Service Provider through each such date.]

[In addition, any acceleration of option vesting provisions included in Optionee’s written employment or other written agreement with the Company entered into on or prior to the Date of Grant will apply (each of which such provision is incorporated by reference herein).]

Termination Period:

To the extent vested as of the date Optionee ceases to be a Service Provider this Option will be exercisable for [three (3) months] after Optionee ceases to be a Service Provider, unless such termination is due to Optionee’s death or Disability, in which case this Option will be exercisable for [twelve (12) months] after Optionee ceases to be a Service Provider.  Notwithstanding the foregoing, in no event shall this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15(c) of the Plan.

Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including this Notice of Stock Option Grant and the Part II of this Agreement (Terms and Conditions of Option Agreement), attached hereto as Appendix A.  Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated above.

Optionee acknowledges and agrees that by clicking the [“ACCEPT”]OR[“ACKNOWLEDGE”] button on the E*TRADE on-line grant agreement response page, it will act as Optionee’s electronic signature to this Agreement and will constitute Optionee’s acknowledgement of and agreement with all of the terms and conditions of the Option, as set forth in this Agreement and the Plan.  Optionee may, if he or she prefers, sign, date and return to the Company a paper copy of this Agreement.

TALEO CORPORATION

By

Title

APPENDIX A

II. TERMS AND CONDITIONS OF OPTION AGREEMENT

A. Grant of Option.  The Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Notice of Grant”) attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Code.  Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall be treated as a Nonstatutory Stock Option (“NSO”).  Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, the Option (or portion thereof) shall be regarded as a NSO granted under the Plan.  In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Optionee (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

B. Vesting Schedule.  Except as provided in paragraph C, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Optionee in accordance with any of the provisions of this Agreement, unless Optionee will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

C. Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

D. Exercise of Option.

(a) Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement.

(b) Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

E. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1. cash; or

2. check; or

3. consideration received by the Company under a formal cashless exercise program implemented by the Company in connection with the Plan; or

4. other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

F. Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

G. Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

H. Tax Obligations.

(a) Withholding Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Optionee, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Optionee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares.  To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Optionee.  If Optionee fails to make satisfy arrangements for the payment of any required tax withholding obligations hereunder at the time of the Optionee exercise, Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

(c)           Code Section 409A.  Under Code Section 409A, an option that vests after December 31, 2004 that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in (i) income recognition by Optionee prior to the exercise of the optionee, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges.  The Discount Option may also result in additional state income, penalty and interest charges to the Optionee.  Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination.  Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Optionee will be solely responsible for Optionee’s costs related to such a determination.

I. Rights as Stockholder.  Neither Optionee nor any person claiming under or through Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Optionee.  Such issuance, recordation and delivery may be accomplished, without limitation, via appropriate entry on the Company’s books or those of our transfer agents and/or electronically. After such issuance, recordation and delivery, Optionee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

J. NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

K. Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Secretary, at Taleo Corporation, 4140 Dublin Boulevard, Suite 400, Dublin, California 94568, or at such other address as the Company may hereafter designate in writing.

L. Restrictions on Exercise/Additional Conditions to Issuance of Shares.  This Option may not be exercised if the issuance of Shares upon such exercise or the method of consideration for such Shares would constitute a violation of any Applicable Law.  The Company shall not be required to issue any certificate or certificates for Shares upon exercise of this Option prior to fulfillment of all the following conditions (free of any conditions not acceptable to the Company):  (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable.  Where the Company determines that the issuance of any Shares upon exercise of this Option will violate federal securities laws or other applicable laws, the Company will defer such issuance until the earliest date at which the Company reasonably anticipates that the issuance of Shares will no longer cause such violation.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.  Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.

M. Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Optionee, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

N. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

O. Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

P. Entire Agreement; Modifications to the Agreement.  This Agreement, together with any written agreement between the Optionee and the Company that has been incorporated by reference herein in the “Vesting Schedule” section of the Notice of Grant (whether entered into prior to or contemporaneously with this Agreement), constitutes the entire understanding of the parties on the subjects covered.  Optionee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Optionee, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option.

Q. Amendment, Suspension or Termination of the Plan.  By accepting this Award, Optionee expressly warrants that he or she has received an Option under the Plan and subject to all terms and provisions of the Plan and this Agreement, and has received, read and understood a description of the Plan.  Optionee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

R. Governing Law.  This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Alameda County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

S. Severability.  In the event that any provision of this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

T. Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

U. Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

V. Labor Law.  By entering into this Agreement, the Optionee acknowledges that: (a) the grant of this Option is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options; (b) all determinations with respect to any future grants, including, but not limited to, the times when the stock options shall be granted, the number of shares of Company Common Stock subject to each stock option and the time or times when the stock options shall vest, will be at the sole discretion of the Company; (c) the Optionee’s participation in the Plan is voluntary; (d) the value of this Option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any; (e) this Option is not part of the Optionee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of the Shares subject to the Option will cease upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) this Option has been granted to the Optionee in the Optionee’s status as a Service Provider of the Company or its Parent or one of its Subsidiaries; (i) any claims resulting from this Option shall be enforceable, if at all, against the Company; and (j) there shall be no additional obligations for any Parent or Subsidiary employing the Optionee as a result of this Option.

W. Disclosure of Optionee Information.  By entering into this Agreement, and as a condition of the grant of the Option, the Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph W.  The Optionee understands that the Company and its Parent and Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards of Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”).  The Optionee further understands that the Company and/or its Parent and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Parent and/or Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  The Optionee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. or Asia.  The Optionee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares acquired pursuant to the exercise of this Option of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on his or her behalf.  The Optionee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the Human Resources department for the Company and/or its applicable Parent or Subsidiary.

X. Language.  If Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
o   0   o

EXHIBIT A

TALEO CORPORATION

2009 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Taleo Corporation
4140 Dublin Boulevard, Suite 400
Dublin, California 94568

Attention:  [Title] [COMPANY TO PROVIDE]

1. Exercise of Option.  Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Taleo Corporation (the “Company”) under and pursuant to the 2009 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated, _____ (the “Option Agreement”).  Subject to adjustment in accordance with Section 15 of the Plan, the purchase price for the Shares shall be $_____, as required by the Option Agreement.

2. Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price for the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3. Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.  The Shares so acquired shall be issued to Purchaser as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5. Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                                                                                     Accepted by:

PURCHASER:                                                                           TALEO CORPORATION

__

Signature	By

Print Name	Its

Address:	Address:

Date Received